EXHIBIT 10.13

                              CONSULTING AGREEMENT

            This Consulting Agreement ("Agreement") is entered into as of this 15th day of August, 2005, by and between IVI communications, Inc., a Nevada corporation (the "Company") having a place of business at 6171 W. Century Boulevard, Suite 130, Los Angeles, California 90045 and James Farinella, an individual having an office at 1 Anderson Road, Street 2, Suite 105, Bernardsville, New Jersey 07924 ("Consultant").

                                    RECITALS

A. The Company is in the business of providing broadband wireless communications services.

B. Consultant has certain skills, experience and abilities with respect to Company's industry.

C. The Company desires to retain Consultant as an independent contractor to perform certain consulting services set forth below for the Company from time-to-time, and Consultant is willing to perform such services, on the basis set forth more fully below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant agree as follows:

         1. Services.

                  (a) Consultant agrees to perform the services described below (the "Services") in a workmanlike manner. Consultant agrees that the terms of this Agreement will apply to all services performed by Consultant for the Company, even if such services are not set forth below.

                         (i) Consultant shall introduce Company to certain
persons or entities who may be interested in entering into merger or acquisition transactions with the Company;

                         (ii) Consultant will introduce Company to certain
persons who may be interested in assisting or advising the Company with respect to any potential merger or acquisition transactions;

                         (iii) Consultant will recommend appropriate
consultants, service providers and other third parties to provide services to the Company;

                         (iv) Consultant will assist the Company in identifying
appropriate Contacts for possible business expansion; and

(v) Consultant will advise Company with respect to general business matters.

         2. Payment for Services. Upon the execution hereof, the Company shall pay Consultant the consideration as set forth below:

                   (a) Options to purchase 2,000,000 shares of Company's common stock at a purchase price of $0.075;

                   (b) Options to purchase 250,000 shares of Company's common stock at a purchase price of $0.15;

                   (c) Options to purchase 250,000 shares of Company's common stock at a purchase price of $0.175;




Exhibit 10.13 Farinella Consulting Agreement


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Initials (Consultant)                                        Initials (Company)


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Initials (Consultant)                                        Initials (Company)

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                   (d) Options to purchase 250,000 shares of Company's common stock at a purchase price of $0.20;

                   (e) Options to purchase 250,000 shares of Company's common stock at a purchase price of $0.225;

                   (f) Options to purchase 500,000 shares of Company's common stock at a purchase price of $0.25; and

                   (g) Options to purchase 500,000 shares of Company's common stock at a purchase price of $0.275; and

                   (h) Options to purchase 500,000 shares of the Company's common stock at a purchase price of $0.35.

All options granted hereunder ("Options") shall be evidenced by an option agreement in the form of Exhibit A attached hereto. All Options shall vest and be fully exercisable immediately, and shall remain in full force and effect and be exercisable for no less than one (1) year from the date hereof. Company shall cause all shares of its common stock subject to the Options to be registered on Form S-8 no later than sixty (60) days after the date hereof.

         3. Relationship of Parties. Consultant shall perform the Services under the general direction of the Company and agrees to devote Consultant's best efforts to the Services and to the reasonable satisfaction of the Company. Notwithstanding the foregoing, Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant shall at all times comply with applicable law. Consultant is an independent contractor and Consultant is not an agent or employee of the Company, and has no authority whatsoever to bind the Company by contract or otherwise without the express written consent of the President or Board of Directors of the Company.

         4. Taxes and Benefits. Consultant acknowledges and agrees that shall be the obligation of Consultant to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company to pay any taxes or insurance, including without limitation, withholding taxes, social security, unemployment, or disability insurance, including interest and penalties thereon, in connection with any payments made to Consultant by the Company pursuant to this Agreement, whether such payments are made in cash or any other property.

         5. Confidentiality. Consultant and its agents agree to hold the Company's Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties. Consultant and its agents further agree to deliver promptly all Confidential Information in Consultant's or its agents possession to the Company at any time upon the Company's request. For purposes hereof, "Confidential Information" shall include all confidential and proprietary information disclosed by the Company including but not limited to software source code, technical and business information relating to the Company's current and proposed products and services, research and development, production, manufacturing and engineering processes, costs, profit or margin information, finances, customers, suppliers, marketing and production, personnel and future business plans. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant and its agents in the course of the Company's





Exhibit 10.13 Farinella Consulting Agreement


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Initials (Consultant)                                        Initials (Company)


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Initials (Consultant)                                        Initials (Company)

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business. The above obligations shall not apply to Confidential Information which is already known to the Consultant or its agents at the time it is disclosed, or which before being divulged either (a) has become publicly known through no wrongful act of the Consultant or its agents; (b) has been rightfully received from a third party without restriction on disclosure and without breach of this Agreement or other Agreements entered into by the Company; (c) has been independently developed by the Consultant or its agents; (d) has been approved for release by written authorization of the Company; (e) has been disclosed pursuant to a requirement of a governmental agency or of law. Company agrees to hold Consultant's Confidential Information in strict confidence and not to disclose such Confidential Information at anytime. Consultant's Confidential Information shall include, without limitation, the names and contact information of all Contacts, Consultant's business practices, methods, techniques, procedures, contact information and lists of third parties who assist Consultant in performing the Services, and any other information designated by Consultant as Confidential.

         6. Termination. This Agreement shall commence on the date first written below and shall continue until the date that is one (1) year from the date hereof, unless terminated earlier as follows:

                  (a) Either party may terminate the Agreement in the event of a breach by the other party of any of its obligations contained herein if such breach continues uncured for a period of five (5) days after written notice of such breach to the other party;

                  (b) Either party may terminate this Agreement upon written notice to the other party if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency;

                  Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination shall not relieve Consultant or the Company of their obligations under Paragraph 2 ("Payment for Services"), Paragraph 3 ("Contacts"), (Paragraph 4 ("Taxes and Benefits"), Paragraph 6 ("Confidentiality"), Paragraph 7 ("Indemnification") and Paragraph 8 ("General"), nor shall any such termination relieve Consultant or the Company from any liability arising from any breach of this Agreement.

         7. Indemnification. The Company shall indemnify Consultant, and hold Consultant harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses, including without limitation attorneys fees and litigation costs ("Claims") incurred or suffered by the Consultant resulting from Consultant's performance hereunder.

         8. General.

                   (a) Assignment. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that, as the Company has contracted for Consultant's services, Consultant may not assign or delegate Consultant's obligations under this Agreement either in whole or in part without the prior written consent of the Company.




Exhibit 10.13 Farinella Consulting Agreement


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Initials (Consultant)                                        Initials (Company)


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Initials (Consultant)                                        Initials (Company)

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                   (b) Attorney's Fees. If any action at law or in equity is
necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

                   (c) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of New Jersey as such laws are applied to Agreements to be entered into and to be performed entirely within New Jersey between New Jersey residents. The parties agree that the exclusive venue for any dispute hereunder shall be New Jersey and the parties hereby consent to the jurisdiction of the state and federal Courts located in New Jersey. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

                   (d) Counterpart. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

                   (e) Complete Understanding Modification. This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes and replaces all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only in writing and signed by the parties thereto.

                   (f) Waiver. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

                   (g) Incorporation by Reference. Any exhibits referred to within this Agreement shall be considered as incorporated into, and part of, this Agreement.

                   (h) Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in the first paragraph above or at such other address as the party shall specify in writing and shall be by personal delivery, facsimile transmission or certified or registered mail. Such notice shall be deemed given upon personal delivery to the appropriate address or upon receipt of electronic transmission or, if sent by certified or registered mail, three days after the date of the mailing.






Exhibit 10.13 Farinella Consulting Agreement


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Initials (Consultant)                                        Initials (Company)


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Initials (Consultant)                                        Initials (Company)


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Exhibit 10.13 Farinella Consulting Agreement


         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

COMPANY:                                    CONSULTANT:

IVI Communications, Inc.                    /s/ James M. Farinella
                                            --------------------------------
                                                James M. Farinella

By:   /s/ Charles J. Roodenburg_
---------------------------------
Its:   COO/CFO









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Exhibit 10.13 Farinella Consulting Agreement


                                    EXHIBIT A

                                Option Agreement




































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                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement"), by and between IVI Communications, Inc., a California corporation (the "Company"), and James Farinella ("Optionee"), is made effective as of this ___ day of _______ 2004.

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has authorized the grant of stock options to Optionee.

         WHEREAS, the Company desires to issue stock options to Optionee and Optionee desires to accept such stock options on the terms and conditions set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Grant of Options. The Company hereby grants to the Optionee, options ("the Options") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _______________________
_______________________________________________ (_________) shares of Company's common stock (the "Shares"). The Options are fully vested and immediately exerciseable.

         2. Exercise Price. The exercise price shall be $______ per share of common stock (the "Exercise Price"). The Exercise Price will be payable in legal tender of the United States.

         3. Time of Exercise. Commencing immediately upon the date of this Agreement, the right to exercise this option will vest as to all of the Shares subject to this option. The Optionee may exercise the Option, in whole or in part, at anytime prior to the date that is one (1) year from the date hereof.

         4. Notice of Exercise. Optionee may exercise the Options by giving written notice of exercise of the Options sent by certified or registered mail, return receipt requested, to the Company and sending a check for the Exercise Price of the Options exercised.

         5. Transferability. The Options shall be non-transferable; provided that Optionee may transfer the options to a trust for the benefit of Optionee or any member of his immediate family, to any member of Optionee's immediate family, or to an entity which is owned 100% by Optionee and/or members of his immediate family.


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         6. Adjustment. The number and class of shares specified in paragraph 1 above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Corporation which alter the per share value of Common Stock or the rights of holders thereof. A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, will cause the option granted hereunder to terminate unless the agreement of merger, consolidation or other acquisition otherwise provides. In the event of such dissolution, liquidation, merger, or consolidation, Optionee will have the right for a period of not less than sixty (60) days prior to the effective date of such event, to exercise the option granted hereunder as to all of the shares specified in paragraph 1 above. Such right of exercise will accrue, notwithstanding any limitations in this option agreement as to the time Optionee may exercise such option.

         7. Securities Laws. The issuance of shares of Common Stock upon the exercise of the Options will be subject to compliance by the Company and the person exercising the Options with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the Options at any time when, in the opinion of counsel to the Company, such exercise is not permitted under applicable federal or state securities laws. The Company agrees to file a form S-8 with the Securities Exchange Commission, at Company's expense, registering the Shares no later than sixty (60) days from the date hereof.

         8. Investment Representations. In connection with the receipt of the Options and potential purchase of shares of common stock, Optionee represents and warrants to the Company as follows:

                  a. Investment Intent. Optionee is receiving the Options and may purchase the shares represented thereby solely for his own account for investment. Optionee has no present intention to resell or distribute the Options of underlying shares or any portion thereof. The entire legal and beneficial interest of the Options and any underlying shares purchased, will be held, for Optionee's account only, and neither in whole or in part for any other person.

                  b. Information Concerning Company. Optionee has significant prior experience and knowledge of the affairs of the Company. Optionee is aware of the Company's business and financial condition and has acquired sufficient information about the Company to make an informed and acknowledgeable decision regarding the Options and the potential purchase of the Shares.

                  c. Economic Risk. Optionee realizes that the exercise of the Options and purchase of the underlying shares will be a highly speculative investment and involve a high degree of risk. Optionee is able, without impairing his financial condition, to hold any shares purchased for an indefinite period of time and to suffer a complete loss of his investment.

                  d. Restriction on Transfer. Optionee understands that the Options and/or underlying Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee understands that the certificate evidencing any shares purchased will be imprinted with a legend that prohibits the transfer of the shares unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.



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                  e. Sales Under Rule 144. Optionee is aware of the adoption of rule 144 by the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

                  f. Sales Not Under Rule 144. Optionee further acknowledges that, if all of the requirements of Rule 144 are not met, then registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so at their own risk.

         9 No Rights as Shareholder. Neither Optionee nor any person claiming under or through Optionee will be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares issuable upon the exercise of the Options, unless and until any of the Options are properly and lawfully exercised.

         10. Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given when deposited in a United States post office in compliance with the foregoing.

         11. Successor. Subject to the limitation on the transferability of the Options contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

         12. Attorney's Fees. In the event that any legal action is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

         13. Governing Law. This Agreement shall in all respects be construed, interpreted, and enforced in accordance with, and governed by the laws of the State of New Jersey.

         14. Severability. If any term or provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

         15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.


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


         16. Modification. Any amendment, change or modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

         17. Waiver. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COMPANY:                           IVI Communications, Inc.

                                    By: /s/ Unintelligible
                                        ------------------------------------

                                    Its:   /s/ James Farinella
OPTIONEE:                           ---------------------------------------
                                    James Farinella

                                    1 Anderson Road, Street 2, Suite 105
                                    Bernardsville, New Jersey 07924